UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2008

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square
Building 700
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           In connection with the resignation by Stanley N. Lapidus as Chief Executive Officer of Helicos BioSciences Corporation (“Helicos” or the “Company”), as the Company previously announced on the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2008, Helicos entered into a Severance and Consulting Services Agreement with Mr. Lapidus, dated as of September 12, 2008 (the “Resignation Date”), substantially in the form attached hereto as Exhibit 10.1 (the “Agreement”).  Under the Agreement, Mr. Lapidus further resigned from his employment with the Company as of the Resignation Date.  Under the terms of the Agreement, the Company will pay Mr. Lapidus severance pay in the aggregate amount of $183,750, payable in regular payments made in equal installments over the 18-month period beginning with the first payroll date in October 2008 (the “Severance Period”), at the gross monthly rate of $10,208.33.  In addition, during the Severance Period Mr. Lapidus will be eligible to participate in the Company’s group medical and dental plans at his current coverage levels, provided that Mr. Lapidus makes premium contributions to the same extent as premium contributions are required for active employees with the same coverage levels.  Pursuant to the Agreement, Mr. Lapidus has waived any compensation to which he may be entitled under the Company’s Non-Employee Director Compensation Plan for services as a director of the Company and/or Chairman of the Board during the Severance Period.

The Agreement also provides Mr. Lapidus’s existing option to purchase 355,555 shares of common stock of the Company pursuant to the Incentive Stock Option Agreement dated March 28, 2006 (the “Option”) vests and is fully exercisable, effective as of the Resignation Date.  Pursuant to the Agreement, Mr. Lapidus agrees to refrain from exercising the Option with respect to any shares which otherwise would have become exercisable after March 31, 2009, except in the event of a Change in Control (as that term is defined in the Agreement).  The Option is exercisable through the 90th day following the expiration of the Severance Period.

Under the terms of the Agreement, as part of the consideration for the payments and benefits received under the Agreement, Mr. Lapidus agreed to be available to provide business advice upon the request of the Company’s Board of Directors (the “Board”) or the Chief Executive Officer and President of the Company.  Helicos does not expect Mr. Lapidus to commit more than 20 hours per month in connection with providing such business advice.

The above summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this item 5.02 by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description
10.1	Severance and Consulting Services Agreement, by and between the Company and Stanley N. Lapidus, dated as of September 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Stephen J. Lombardi
Date: September 12, 2008	Name:	Stephen J. Lombardi
	Title:	Chief Executive Officer and President

Exhibit Index

Exhibit	Description
10.1	Severance and Consulting Services Agreement, by and between the Company and Stanley N. Lapidus, dated as of September 12, 2008